Exhibit 99.1

DIRTT Agrees to Reimburse 22NW for Expenses Related to Contested Director Election

CALGARY, Alberta, March 16, 2023—DIRTT Environmental Solutions Ltd. (“DIRTT” or the “Company”) (TSX:DRT, NASDAQ:DRTT), a global leader in industrialized construction, is pleased to announce it has entered into agreements with Aron English and 22NW Fund, L.P. (collectively, “22NW”), where the Company acknowledges it is indebted to and will reimburse 22NW for the expenses incurred by 22NW in connection with the Company’s contested director election at the annual and special meeting of shareholders held on April 26, 2022. The total expenses to be reimbursed are US$1,559,898. Subject to the receipt of shareholder approval, which is required under the rules of the Toronto Stock Exchange (“TSX”) and the Nasdaq Capital Market (“Nasdaq”), the Company has agreed to issue common shares as settlement of the debt. The issuance of the shares, priced at US$0.40, will be put before the Company’s shareholders for consideration and approval at the Company’s upcoming 2023 annual and special meeting.

Ken Sanders, Board Chair of DIRTT, commented “As the prevailing party in last year’s contested director election, it is appropriate that 22NW be reimbursed for the expenses they incurred. We believe a share reimbursement approach allows DIRTT to further strengthen our balance sheet and better positions the Company for long-term success, while the pricing fairly reflects the extended duration of the obligation as well as the trading restrictions attached to the issued shares. On behalf of the Board of Directors, we are pleased to turn the page of this chapter in DIRTT’s journey. Together, our highly collaborative Board and executive team – all of whom are now shareholders in the Company – continue to apply our full attention to creating differentiated value for our clients, partners, employees, and shareholders.”

The issuance of the Shares is subject to standard regulatory approvals, including the approval of the TSX, which has not yet been obtained.

ABOUT DIRTT

DIRTT is a global leader in industrialized construction. Its integrated system of physical products and digital tools empowers organizations, together with construction and design leaders, to build high-performing, adaptable, interior environments. Operating in the workplace, healthcare, education and public sector markets, DIRTT’s system offers total design freedom, and greater certainty in cost, schedule and outcomes. Headquartered in Calgary, Alberta, Canada, DIRTT trades on Nasdaq under the symbol “DRTT” and on the TSX under the symbol “DRT”.

FORWARD LOOKING STATEMENTS:

This news release contains forward-looking information within the meaning of applicable securities legislation, which reflects the Company’s current expectations regarding future events, including statements about the issuance of shares to 22NW and timing thereof; the required regulatory and shareholder approvals and the timing thereof; the effect of the share issuance on DIRTT’s balance sheet and position for long-term success; trading restrictions applicable to the issued shares; and

the value creation for DIRTT’s clients, partners, employees and shareholders. In some cases forward-looking information can be identified by such terms as “will” and “expected”. Forward-looking statements are based on certain estimates, beliefs, expectations, and assumptions made in light of management’s experience and perception of historical trends, current conditions and expected future developments, as well as other factors that may be appropriate.

Forward-looking statements necessarily involve unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed or implied in such statements. Due to the risks, uncertainties, and assumptions inherent in forward-looking information, you should not place undue reliance on forward-looking statements. Factors that could have a material adverse effect on our business, financial condition, results of operations and growth prospects include, but are not limited to, the severity and duration of the COVID-19 pandemic and related economic repercussions and other risks described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission and applicable securities commissions or similar regulatory authorities in Canada on February 22, 2023. Our past results of operations are not necessarily indicative of our future results. You should not rely on any forward-looking statements, which represent our beliefs, assumptions and estimates only as of the dates on which they were made, as predictions of future events. We undertake no obligation to update these forward-looking statements, even though circumstances may change in the future, except as required under applicable securities laws. We qualify all of our forward-looking statements by these cautionary statements.

FOR MORE INFORMATION, PLEASE CONTACT

DIRTT Investor Relations at ir@dirtt.com